EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement of Georgia-Carolina Bancshares, Inc. on Form S-8 for the 2004 Incentive Plan, of our report dated March 17, 2005, which report appears in the Annual Report on Form 10-KSB for Georgia-Carolina Bancshares, Inc. for the year ended December 31, 2004, and to the reference to our firm under the heading “Experts” in the prospectus.

/S/ CHERRY, BEKAERT & HOLLAND, L.L.P.

Atlanta, Georgia,
March 31, 2005